UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

United Development Funding Income Fund V
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55612	46-3890365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 200, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2014, effective December 5, 2014, United Development Funding Income Fund V, a Maryland real estate investment trust (“UDF V”), entered into a loan agreement to provide a $42,372,200 land acquisition and development loan (the “Loan”) to Rosehill Reserve, Ltd., an unaffiliated single-purpose entity.   The Loan was evidenced and secured by a first lien deed of trust recorded against 304 acres of land in Tomball, Harris County, Texas, a promissory note, assignments of builder lot sale contracts, and other loan documents.  The proceeds of the loan were to be used to finance the land acquisition and continued development of single family residential lots for sale to homebuilders. Subsequently, on November 11, 2016, a senior loan (the “Senior Loan”) was originated and the Loan was subordinated to the Senior Loan.

On December 20, 2019, UDF V entered into an agreement with Rosehill Reserve, Ltd., Harrigan Development Partners, LLC and Thomas L. Hargrove, Jr. (collectively, the “Developer”), providing for the future transfer of assets consisting of approximately 143 finished lots, 143 acres of entitled land for future phases, reimbursements due from a Municipal Utility District in Harris County Texas (the “MUD”) and any other assets of Rosehill Reserve, Ltd. to UDF V in exchange for UDF V’s release of the Developer parties from their respective obligations under the UDF V deed of trust and other Loan documents. The transactions contemplated by the agreement are subject to the satisfaction of closing contingencies, including the availability of sufficient financing or cash proceeds to pay off the Senior Loan in full. Pursuant to the agreement, the transfer is expected to occur by June 30, 2020; however, due to the closing contingencies, UDF V cannot provide any assurances that the transfer will occur within that timeframe, or at all. This transaction may occur in stages.

In addition, on December 20, 2019, UDF V entered into an agreement with Harrigan Development Partners, LLC, pursuant to which Harrigan Development Partners, LLC will provide services to UDF V in connection with the continued development of the 304 acres of land in Tomball, Harris County, Texas and collection of reimbursements due from the MUD.

Item 1.02	Termination of a Material Definitive Agreement.

The information reported in Item 1.01 of this Current Report on Form 8-K regarding the release of the Developer parties from their respective obligations under the Loan is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding Income Fund V

Dated: December 26, 2019	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer